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                                                                     EXHIBIT 3.7

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                               CONOLOG CORPORATION
                                  (New Jersey)

                                       by

                                DSI SYSTEMS, INC.
                                   (Delaware)

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                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware
                 -----------------------------------------------

                  DSI SYSTEMS, INC., a corporation formed under the laws of the State of Delaware, desiring to merge CONOLOG CORPORATION pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

                  FIRST: DSI SYSTEMS, INC. is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State of the 19th day of November, 1968 (under the name Data Sciences Incorporated).

                  CONOLOG CORPORATION is a corporation formed under the laws of the State of New Jersey, and its Certificate of Incorporation was filed in the office of the Secretary of State of the State of New Jersey on June 5, 1968 (under the name Selectronics Corp.).

                  SECOND: The Board of Directors of DSI SYSTEMS, INC., by resolutions duly adopted on the 24th day of January, 1975, determined to merge said CONOLOG CORPORATION and to assume all of its obligations, said resolutions being as follows:





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                           "WHEREAS, this corporation has acquired and now
                  lawfully owns all of the stock of CONOLOG CORPORATION and desires to merge said corporation;

                           "NOW, THEREFORE, BE IT RESOLVED, that this
                  corporation merge and it does hereby merge said CONOLOG CORPORATION and does hereby assume all of its obligations.

                           "FURTHER RESOLVED, that the proper officers of this
                  corporation be, and they hereby are, authorized and directed to make and execute, in its name and, if necessary, under its corporate seal, and to file in the proper public offices, a certificate of such ownership, setting forth a copy of these resolutions.

                           "FURTHER RESOLVED, that the officers of this
                  corporation be, and they hereby are, authorized and directed to take such further action as in their judgment may be necessary or proper to consummate the merger provided for by these resolutions."

                  IN WITNESS WHEREOF, said DSI SYSTEMS, INC. has caused this Certificate to be executed by its officers thereunto duly authorized this 24th day of January, 1975. DSI SYSTEMS, INC.



                                                By
                                                  -----------------------------
                                                   Robert S. Benno, President

ATTEST:


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        Arpad Havasy, Secretary